UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 20, 2015 (January 13, 2015)

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Contribution Agreement

On January 13, 2015, SunCoke Energy, Inc. (the “Company”) announced that it had completed the previously announced contribution of a 75 percent limited liability company interest in Gateway Energy & Coke Company LLC (“Gateway”) to SunCoke Energy Partners, L.P. (the “Partnership”) in exchange for a total transaction value of approximately $245.0 million (the “Gateway Transaction”), which included (a) the issuance by the Partnership of (i) approximately $50.6 million of common units to a subsidiary of the Company by means of a private placement, and (ii) approximately $1.0 million of general partner interests issued to SunCoke Energy Partners GP LLC, the Partnership’s general partner (the “General Partner”), to maintain the General Partner’s 2% general partner interest in the Partnership, and (b) the Partnership’s assumption and repayment of approximately $135.0 million principal amount of the outstanding $240.0 million principal amount of the Company’s 7.625% senior unsecured notes due August 2019 (the “SunCoke 2019 Notes”), and approximately $5.6 million of accrued but unpaid interest on these notes to the date of redemption plus the applicable redemption premium of approximately $7.7 million.

On January 20, 2015, the Company, at the Partnership’s direction and in accordance with the terms of the Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, the Partnership, the Company and agreed to for purposes of Section 2.9 thereof by Gateway (the “Contribution Agreement”), exercised its right to optionally redeem the SunCoke 2019 Notes, and the Partnership expects that settlement of such redemption will occur approximately 30 days after the Partnership’s assumption of the SunCoke 2019 Notes.

The foregoing description of the Contribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Omnibus Agreement Amendment

Simultaneously with the closing of the Gateway Transaction, the Company entered into Amendment No. 2 to Omnibus Agreement, dated January 13, 2015, by and between the Company, the Partnership and SunCoke Energy Partners GP LLC (the “General Partner”) (the “Omnibus Agreement Amendment”). Pursuant to the Omnibus Agreement Amendment, the Company will indemnify the Partnership for known remediation costs arising from environmental matters discovered and identified as requiring remediation prior to the closing of the Gateway Transaction, except for any liability or increase in liability as a result of changes in environmental regulations.

If, prior to the fifth anniversary of the Partnership’s initial public offering, an environmental matter that was discovered either before or after the closing of the Gateway Transaction is identified as requiring remediation, the Company will indemnify the Partnership for such remediation costs, except for any liability or increase in liability resulting from changes in environmental regulations; provided, however, that the Partnership must bear the first $5 million of such remediation costs, and the Company’s liability for such currently unknown remediation costs will not exceed $50 million.

Following the Gateway Transaction, the Partnership will indemnify the Company for events relating to the Partnership’s operations except to the extent that the Partnership is entitled to indemnification by the Company. The Company will fully indemnify the Partnership with respect to any tax liability arising prior to or in connection with the closing of the Gateway Transaction. The Company will either cure or fully indemnify the Partnership for losses resulting from material title defects at the properties owned by Gateway or Gateway Cogeneration Company LLC, a wholly owned subsidiary of Gateway (“Gateway Cogeneration”), to the extent that such defects interfere with, or could reasonably be expected to interfere with, the operations of the Gateway cokemaking facility.

In addition, pursuant to the Omnibus Agreement Amendment, until the fifth anniversary of the Partnership’s initial public offering, the Company will make the Partnership whole, in certain circumstances, to the extent a customer of Gateway fails to satisfy its purchase and payment obligations pursuant to a coke sales agreement in effect as of the closing of the Gateway Transaction, or to the extent any such customer obligations are reduced.

Credit Agreement Amendment

In connection with the Gateway Transaction the Company entered into Amendment No. 2 (the “Second Amendment”) to the Credit Agreement, dated as of July 26, 2011 (the “Credit Agreement”), among the Company, the banks and other financial institutions party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. The Second Amendment (i) modified the negative covenant restricting dispositions to permit Sun Coal & Coke LLC, a wholly-owned subsidiary of the Company (“Sun Coal & Coke”) to consummate the Gateway Transaction and to allow the Company and its subsidiaries to effect certain other dispositions for fair market value, (ii) modified the negative covenant restricting investments to allow Sun Coal & Coke to retain a continuing equity interest of 25% in Gateway after the closing of the Gateway Transaction, (iii) provided that Gateway and its subsidiaries would no longer be “restricted subsidiaries” under the terms of the Credit Agreement, and (iv) added representations and covenants requested by the lenders regarding the compliance by the Company and its subsidiaries with anti-corruption and governmental sanctions laws. The Second Amendment became effective on January 13, 2015.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 7.01	Regulation FD Disclosure.

On January 13, 2015, the Company issued a press release announcing the completion of the Gateway Transaction. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC (incorporated by reference to Exhibit 2.1 to SunCoke Energy, Inc.’s Current Report on Form 8-K filed on January 13, 2015 (File No. 001-35243)).

99.1	Press Release dated January 13, 2015

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer

Date: January 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Contribution Agreement, dated January 12, 2015, by and among Sun Coal & Coke LLC, SunCoke Energy Partners, L.P., SunCoke Energy Inc. and agreed to for purposes of Section 2.9 thereof by Gateway Energy & Coke Company, LLC (incorporated by reference to Exhibit 2.1 to SunCoke Energy, Inc.’s Current Report on Form 8-K filed on January 13, 2015 (File No. 001-35243)).

99.1	Press Release dated January 13, 2015

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request.